UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 8, 2006

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	0-2648	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On November 8, 2006, HNI Corporation (the "Corporation"), as borrower, certain domestic subsidiaries of the Corporation, as guarantors (the "Guarantors"), certain lenders (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders ("Wachovia"), entered into a Third Amendment to Credit Agreement (the "Third Amendment"). The Third Amendment amends the Credit Agreement, dated as of January 28, 2005, by and among the Corporation, the Guarantors, the Lenders and Wachovia (the "Credit Agreement"), a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed February 2, 2005. The Credit Agreement was previously amended by the First Amendment to Credit Agreement, dated as of December 22, 2005, by and among the Corporation, the Guarantors, the Lenders and Wachovia, a copy of which was previously filed as Exhibit 99.1 to the Corporation's Current Report on Form 8-K filed February 17, 2006; and by the Second Amendment to Credit Agreement, dated as of April 5, 2006, by and among the Corporation, the Guarantors, the Lenders and Wachovia, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed April 10, 2006.

The Third Amendment reduces the effective interest rate paid by the Corporation on amounts borrowed under to the Credit Agreement and provides for certain changes to the covenants in the Credit Agreement to clarify the rights of one of the Corporation’s affiliates to make certain permitted investments. All other terms and conditions of the Credit Agreement remain unchanged.

Certain of the Lenders party to the Third Amendment, and their respective affiliates, have performed, and may in the future perform for the Corporation and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Third Amendment and related matters is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

On November 8, 2006, the Audit Committee of the Corporation's Board of Directors (the "Committee") dismissed Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm for the HNI Corporation Profit-Sharing Retirement Plan (the "Plan").

The reports of D&T on the Plan's financial statements for the years ended December 31, 2005 and 2004 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and 2004 and through November 8, 2006, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T would have caused D&T to make reference thereto in its reports on the Plan's financial statements for such years.

During the years ended December 31, 2005 and 2004, and through November 8, 2006, there have been no "reportable events," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with respect to the Plan.

The Corporation provided D&T with a copy of the foregoing disclosures, and requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the aforementioned statements. A copy of the letter furnished by D&T in response to that request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm.

On November 9, 2006, the Committee engaged Virchow, Krause & Company, LLP ("Virchow") as the Plan's independent registered public accounting firm for the year ended December 31, 2006. During the years ended December 31, 2005 and 2004, and through November 8, 2006, neither the Corporation nor anyone acting on behalf of the Corporation consulted Virchow regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibits relating to Items 1.01 and 4.01 are filed as part of this Current Report on Form 8-K.

Exhibit No.  Description

10.1
 Third Amendment to Credit Agreement, dated as of November 8, 2006, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI
 Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.

16.1	Letter from Deloitte & Touche LLP dated November 8, 2006, regarding change in independent registered public accounting firm for the HNI Corporation Profit- Sharing Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: November 13, 2006	By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.  Description

10.1
 Third Amendment to Credit Agreement, dated as of November 8, 2006, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI
 Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.

16.1	Letter from Deloitte & Touche LLP dated November 8, 2006, regarding change in independent registered public accounting firm for the HNI Corporation Profit- Sharing Retirement Plan.